UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015 (February 24, 2015)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On February 24, 2015, the board of directors of Southwest Bancorp, Inc. (“Southwest”) approved a new stock repurchase program to become effective on the earlier of: (a) the date Southwest completes its repurchase of all of the shares of Southwest’s common stock that it is authorized to purchase under its current stock repurchase program that became effective as of August 14, 2014; and (b) August 14, 2015, which is the original expiration date of the current stock repurchase program (the “Effective Date”).  Approximately 150,000 shares of Southwest’s common stock remains to be repurchased under the current program.  Pursuant to the new stock repurchase program, up to another 5.0% of Southwest’s shares of common stock outstanding as of the Effective Date, expected to be approximately 950,000 shares, may be repurchased. A copy of the press release announcing the approval of the stock repurchase program is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits:

99.1:Press Release dated February 25, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2015

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Press Release dated February 25, 2015.	Filed herewith electronically